Exhibit 10.15

SECURED PROMISSORY NOTE

San Carlos, California

$250,000 February 12,2002

For value received, I, Sal Jamil, promise to pay Corio, Inc., a Delaware corporation (the "Company"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on the unpaid principal balance from the date hereof at the rate of four and sixty-three one hundredths percent (4.63%) per year, compounded annually. The proceeds of this Promissory Note are to be used by the undersigned to purchase a residence.

The principal and accrued interest hereunder shall be due and payable on February 8, 2007; provided that payment of principal and accrued interest hereunder shall accelerate in the circumstances described in the paragraph immediately below. The undersigned may at any time prepay all or any portion of the principal and interest owing hereunder. Payment of principal and interest shall be made in lawful money of the United States of America.

In the event the undersigned's employment with the Company terminates for any reason, the full amount of principal and accrued interest shall accelerate and immediately become due and payable; provided that, if the Company terminates the undersigned involuntarily without Cause (as defined below), the undersigned shall have one hundred twenty (120) days from the date of such termination to repay in full the principal and interest due hereunder (which interest shall continue to accrue during such period while the amounts remains unpaid). The Company shall have "Cause" to terminate the undersigned if (a) the undersigned fails to perform to the Company's satisfaction his duties in his position as a senior executive of the Company, (b) the undersigned engages in misconduct that is injurious to the Company or (c) the undersigned commits a felony.

This Promissory Note is hereby secured by a pledge of the shares of Common Stock that the undersigned owns pursuant to the Restricted Stock Purchase Agreements entered into as of May 30, 2001 and October 1, 2001 (the "Restricted Stock Purchase Agreements"); provided that the 150,000 shares (the "150,000 Shares") subject to the May 30,2001 Restricted Stock Purchase Agreement that are to be released from the Company's repurchase option effective May 15, 2002 (provided the undersigned does not cease to be an employee of the Company) shall not be a security interest for this Promissory Note. With respect to the 250,000 shares subject to the Restricted Stock Purchase Agreements (the "250,000 Shares") other than the 150,000 Shares, those shares shall be a security interest to secure this Promissory Note until the principal and accrued interest are paid in full and, notwithstanding anything to the contrary in the Restricted Stock Purchase Agreements, those shares are subject to the Company's repurchase option until the undersigned pays the principal and accrued interest in full. For clarification, the 250,000 Shares shall be a security interest to secure all amounts due under this Promissory Note until the undersigned pays the principal and accrued interest in full (the "Security Interest Period"). In the event the undersigned's employment with the Company terminates for any reason whatsoever during the Security Interest Period and the undersigned has not paid in full the principal and accrued interest on the Promissory Note, the Company may either exercise its repurchase option with respect to the shares still subject to the Security Interest Period or elect to have the undersigned sell those shares and pay the Company the principal and accrued interest with the proceeds from the sale. In the event that during the Security Interest Period any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of the Company, all new, substituted and additional shares or other securities issued by reason of any such change, in relation to shares subject to the Security Interest Period, shall be delivered to the Company and held under the terms of this Promissory Note in the same manner as the shares originally pledged hereunder. The undersigned agrees that shares subject to the Security Interest Period may be held by the Company or one of its agents, in the Company's discretion, until the Security Interest Period terminates with respect to those shares. For clarity, any and all taxes related to the 150,000 Shares or the 250,000 Shares shall be borne by the undersigned and shall be the responsibility of the undersigned.

In the event of default hereunder by the undersigned, the Company shall have full recourse against the undersigned. If any action is instituted for the collection of amounts due under this Promissory Note, the reasonable costs of the Company, including attorneys' fees and expenses among any other reasonable costs, shall be paid by the undersigned. Any such action shall be held in a court or arbitration tribunal, at the Company's discretion, in San Jose or San Francisco, California., and the undersigned consents to all jurisdictional requirements to enable any such action to be held in such location and at such tribunal.

This Promissory Note is governed by the laws of the State of California, without regard to the conflicts of law provisions thereof. The undersigned agrees to keep confidential the terms of this Promissory Note.

/s/ Sal Jamil 2/19/02